EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Ron Klawitter	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5295	(206) 729-3625

KEY TRONIC CORPORATION ANNOUNCES

PRELIMINARY FOURTH QUARTER RESULTS

Revenue and Earnings Significantly Stronger Than Expected

Spokane, WA—July 10, 2006 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its preliminary results for the quarter ended June 30, 2006. These results are subject to change as a result of final management and auditor review and closing adjustments for the quarter.

For the fourth quarter of fiscal 2006, Key Tronic expects to report total revenue of approximately $52 million, up from previous estimates in the range of $46 million to $50 million. The Company’s higher than anticipated revenue reflects strong growth in demand from a number of existing customers.

The higher than anticipated revenue resulted in exceptionally strong factory utilization and manufacturing efficiencies. As a result of these efficiencies and the higher revenue, net income for the fourth quarter of fiscal 2006 is expected to be in the range of $0.18 to $0.20 per share, up from the previous estimates of $0.07 and $0.12 per share.

“Our stronger than expected growth in the fourth quarter was a result of increased demand from a number of our existing customers in a wide variety of industries,” said Jack Oehlke, President and Chief Executive Officer. “While the new business wins during fiscal 2006 did not significantly impact our fourth quarter results, we continue to expect that those new programs will begin contributing revenue in the coming fiscal year. We are very pleased with our performance this year and believe Key Tronic is well-positioned to continue to grow profitably and win new business.”

Key Tronic will host a conference call today to discuss its preliminary financial results at 2:00 PM Pacific (5:00 PM Eastern). A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 800-219-6110 or +1 303-262-2125. A

48-hour replay will be available by calling 800-405-2236 or +1 303-590-3000 (Reservation No. 11065899). A replay will also be available on the Company’s Web site.

About Key Tronic

Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico and China. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world’s leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.

Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as ‘aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets’ or nouns corresponding to such verbs. Forward-looking statements also include other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company’s statements regarding its expectations with respect to quarterly revenue and earnings during fiscal 2006. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to the accuracy of customers’ forecasts; success of customers’ programs; timing of new programs; success of new-product introductions; acquisitions or divestures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; and the other risks and uncertainties detailed from time to time in the Company’s SEC filings.